Exhibit 99.1

2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513 www.generaldynamics.com	News
July 27, 2016
Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com

General Dynamics Reports Second-Quarter 2016 Results

•	Record-setting operating performance:
- Operating margin of 14%, a 30 basis-point improvement
- Diluted earnings per share of $2.44, up 7.5%
- Return on sales of 9.9%

•	Seventh consecutive quarter with operating earnings of more than one billion dollars

•	EPS guidance increased from $9.20 to $9.70

FALLS CHURCH, Va. - General Dynamics (NYSE: GD) today reported second-quarter 2016 diluted earnings per share of $2.44 compared to $2.27 in the year-ago quarter, a 7.5 percent increase. Net earnings were $758 million, on revenue of $7.7 billion.

“General Dynamics delivered unprecedented operating performance this quarter,” said Phebe N. Novakovic, chairman and chief executive officer of General Dynamics. “We are executing on our programs and focused on operations, leading to strong earnings and record-setting operating margin.”

Margin
With three of the company's four business groups expanding margins over the year-ago period, company-wide operating margin for the second quarter of 2016 was 14 percent, a 30 basis-point increase when compared to 13.7 percent in second-quarter 2015. Excluding a $23 million non-recurring gain on the sale of a business in the second quarter of 2015, margin expanded 60 basis points.

Cash
Net cash provided by operating activities in the quarter totaled $393 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $324 million.

Capital Deployment
The company repurchased 1.1 million of its outstanding shares in the second quarter. Year-to-date, the company has repurchased 8.9 million outstanding shares.

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Backlog
General Dynamics’ total backlog at the end of second-quarter 2016 was $63.2 billion. There was order activity across the Gulfstream product portfolio and continued demand for defense products, including another quarter of a book-to-bill ratio (orders divided by revenue) greater than one-to-one in the Information Systems and Technology group.

The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $25.8 billion. Marine Systems’ estimated potential contract value more than doubled from the prior quarter to $4.2 billion, with the contract for the U.S. Navy’s next generation of oilers. Total potential contract value, the sum of all backlog components, was $89.1 billion at the end of the quarter.

Guidance
Given the strong performance in the first half of 2016, the company is increasing full-year EPS guidance for continuing operations from $9.20 to $9.70.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; C4ISR and IT solutions; and shipbuilding. The company's 2015 revenue was $31.5 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call at 9 a.m. EDT on Wednesday, July 27, 2016. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on July 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 855-859-2056 (international: 404-537-3406); passcode 48758658. The phone replay will be available from 3 p.m. July 27 through August 3, 2016.

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EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2016	2015	$	%
Revenue	$7,665	$7,882	$(217)	(2.8)%	*
Operating costs and expenses	6,595	6,801	206
Operating earnings	1,070	1,081	(11)	(1.0)%
Interest, net	(23)	(20)	(3)
Other, net	1	—	1
Earnings before income tax	1,048	1,061	$(13)	(1.2)%
Provision for income tax, net	290	309	19
Net earnings	$758	$752	$6	0.8%
Earnings per share—basic	$2.49	$2.31	$0.18	7.8%
Basic weighted average shares outstanding	304.5	326.2
Earnings per share—diluted	$2.44	$2.27	$0.17	7.5%
Diluted weighted average shares outstanding	310.2	331.4

*	Includes 40 basis point negative impact from the translation of international operations' revenue into U.S. dollars.

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EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2016	2015	$	%
Revenue	$15,389	$15,666	$(277)	(1.8)%	*
Operating costs and expenses	13,266	13,558	292
Operating earnings	2,123	2,108	15	0.7%
Interest, net	(45)	(41)	(4)
Other, net	11	3	8
Earnings from continuing operations before income tax	2,089	2,070	19	0.9%
Provision for income tax, net	601	602	1
Earnings from continuing operations	$1,488	$1,468	$20	1.4%
Discontinued operations	(13)	—	(13)
Net earnings	$1,475	$1,468	$7	0.5%
Earnings per share—basic
Continuing operations	$4.86	$4.48	$0.38	8.5%
Discontinued operations	$(0.04)	$—	$(0.04)
Net earnings	$4.82	$4.48	$0.34	7.6%
Basic weighted average shares outstanding	306.2	327.7
Earnings per share—diluted
Continuing operations	$4.77	$4.41	$0.36	8.2%
Discontinued operations	$(0.04)	$—	$(0.04)
Net earnings	$4.73	$4.41	$0.32	7.3%
Diluted weighted average shares outstanding	311.8	333.0

*	Includes 70 basis point negative impact from the translation of international operations' revenue into U.S. dollars.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter		Variance
	2016	2015	$	%
Revenue:
Aerospace	$2,134	$2,258	$(124)	(5.5)%
Combat Systems	1,315	1,408	(93)	(6.6)%
Information Systems and Technology	2,229	2,215	14	0.6%
Marine Systems	1,987	2,001	(14)	(0.7)%
Total	$7,665	$7,882	$(217)	(2.8)%
Operating earnings:
Aerospace	$434	$439	$(5)	(1.1)%
Combat Systems	219	226	(7)	(3.1)%
Information Systems and Technology	244	237	7	3.0%
Marine Systems	181	187	(6)	(3.2)%
Corporate	(8)	(8)	—	—%
Total	$1,070	$1,081	$(11)	(1.0)%
Operating margin:
Aerospace	20.3%	19.4%
Combat Systems	16.7%	16.1%
Information Systems and Technology	10.9%	10.7%
Marine Systems	9.1%	9.3%
Total	14.0%	13.7%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months		Variance
	2016	2015	$	%
Revenue:
Aerospace	$4,121	$4,366	$(245)	(5.6)%
Combat Systems	2,588	2,771	(183)	(6.6)%
Information Systems and Technology	4,562	4,585	(23)	(0.5)%
Marine Systems	4,118	3,944	174	4.4%
Total	$15,389	$15,666	$(277)	(1.8)%
Operating earnings:
Aerospace	$845	$870	$(25)	(2.9)%
Combat Systems	436	430	6	1.4%
Information Systems and Technology	492	454	38	8.4%
Marine Systems	373	375	(2)	(0.5)%
Corporate	(23)	(21)	(2)	(9.5)%
Total	$2,123	$2,108	$15	0.7%
Operating margin:
Aerospace	20.5%	19.9%
Combat Systems	16.8%	15.5%
Information Systems and Technology	10.8%	9.9%
Marine Systems	9.1%	9.5%
Total	13.8%	13.5%

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EXHIBIT E
CONSOLIDATED BALANCE SHEETS
DOLLARS IN MILLIONS

	(Unaudited)
	July 3, 2016	December 31, 2015
ASSETS
Current assets:
Cash and equivalents	$1,899	$2,785
Accounts receivable	3,539	3,446
Contracts in process	4,996	4,357
Inventories	3,520	3,366
Other current assets	432	617
Total current assets	14,386	14,571
Noncurrent assets:
Property, plant and equipment, net	3,440	3,466
Intangible assets, net	733	763
Goodwill	11,572	11,443
Other assets	1,638	1,754
Total noncurrent assets	17,383	17,426
Total assets	$31,769	$31,997
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$537	$501
Accounts payable	2,128	1,964
Customer advances and deposits	5,365	5,674
Other current liabilities	4,105	4,306
Total current liabilities	12,135	12,445
Noncurrent liabilities:
Long-term debt	2,899	2,898
Other liabilities	5,740	5,916
Total noncurrent liabilities	8,639	8,814
Shareholders' equity:
Common stock	482	482
Surplus	2,756	2,730
Retained earnings	24,213	23,204
Treasury stock	(13,491)	(12,392)
Accumulated other comprehensive loss	(2,965)	(3,286)
Total shareholders' equity	10,995	10,738
Total liabilities and shareholders' equity	$31,769	$31,997

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EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended
	July 3, 2016	July 5, 2015
Cash flows from operating activities—continuing operations:
Net earnings	$1,475	$1,468
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	182	184
Amortization of intangible assets	50	59
Equity-based compensation expense	51	71
Deferred income tax provision	62	21
Discontinued operations	13	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(83)	455
Contracts in process	(619)	330
Inventories	(150)	(149)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	157	222
Customer advances and deposits	(423)	(1,252)
Other, net	158	24
Net cash provided by operating activities	873	1,433
Cash flows from investing activities:
Capital expenditures	(134)	(190)
Maturities of held-to-maturity securities	—	500
Proceeds from sales of assets	4	259
Other, net	(55)	(18)
Net cash (used) provided by investing activities	(185)	551
Cash flows from financing activities:
Purchases of common stock	(1,189)	(1,565)
Dividends paid	(447)	(432)
Proceeds from stock option exercises	92	198
Repayment of fixed-rate notes	—	(500)
Other, net	4	(25)
Net cash used by financing activities	(1,540)	(2,324)
Net cash used by discontinued operations	(34)	(16)
Net decrease in cash and equivalents	(886)	(356)
Cash and equivalents at beginning of period	2,785	4,388
Cash and equivalents at end of period	$1,899	$4,032

Note: Prior period information has been restated to reflect the reclassification of certain items in accordance with Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which we adopted in the second quarter of 2016.

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

	Second Quarter 2016		Second Quarter 2015
Other Financial Information (a):
Debt-to-equity (b)	31.3%		30.1%
Debt-to-capital (c)	23.8%		23.2%
Book value per share (d)	$36.02		$34.94
Total taxes paid	$439		$477
Company-sponsored research and development (e)	$121		$101
Shares outstanding	305,278,868		322,727,167

Non-GAAP Financial Measures:
	2016		2015 (f)
	Second Quarter	Six Months	Second Quarter	Six Months
Free cash flow from operations:
Net cash provided by operating activities	$393	$873	$630	$1,433
Capital expenditures	(69)	(134)	(92)	(190)
Free cash flow from operations (g)	$324	$739	$538	$1,243

(a)
Prior period information has been restated to reflect the reclassification of debt issuance costs from other assets to debt in accordance with ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which we adopted in the fourth quarter of 2015.

(b)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(c)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(d)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(e)	Includes independent research and development and Aerospace product-development costs.

(f)	Prior period information has been restated to reflect the reclassification of certain items in accordance with ASU 2016-09, which we adopted in the second quarter of 2016.

(g)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Second Quarter 2016
Aerospace	$11,629	$126	$11,755	$2,221	$13,976
Combat Systems	18,032	478	18,510	4,812	23,322
Information Systems and Technology	7,508	2,292	9,800	14,560	24,360
Marine Systems	15,908	7,260	23,168	4,237	27,405
Total	$53,077	$10,156	$63,233	$25,830	$89,063
First Quarter 2016
Aerospace	$12,465	$147	$12,612	$2,368	$14,980
Combat Systems	18,260	565	18,825	4,959	23,784
Information Systems and Technology	7,442	1,991	9,433	15,146	24,579
Marine Systems	16,547	7,317	23,864	1,999	25,863
Total	$54,714	$10,020	$64,734	$24,472	$89,206
Second Quarter 2015
Aerospace	$13,893	$125	$14,018	$2,474	$16,492
Combat Systems	18,454	476	18,930	5,199	24,129
Information Systems and Technology	7,096	2,037	9,133	15,562	24,695
Marine Systems	15,993	11,952	27,945	2,345	30,290
Total	$55,436	$14,590	$70,026	$25,580	$95,606

*
The estimated potential contract value represents management's estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer's future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I
SECOND QUARTER 2016 SIGNIFICANT ORDERS (UNAUDITED)
DOLLARS IN MILLIONS
We received the following significant orders during the second quarter of 2016:
Combat Systems

•	$250 from the U.S. Army for the production of Stryker vehicles with an integrated 30-millimeter gun system.
Information Systems and Technology

•	$630 from the Centers for Medicare & Medicaid Services for contact-center services.

•	$215 from the U.S. Department of State to provide supply chain management services.

•	$135 from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$90 from the Army's Information Technology Agency to operate and maintain network infrastructure.
Marine Systems

•
$640 from the U.S. Navy to design and construct the lead ship in the next generation of fleet oilers, the John Lewis class (TAO-205). Options for five additional ships are included in estimated potential contract value.

•	$165 from the Navy for lead yard and design services for the Virginia-class submarine program.

•	$105 from the Navy to procure long-lead-time material and engineering support for the fifth Expeditionary Mobile Base (ESB) ship.

•	$55 from the Navy for design work on the Ohio-class submarine replacement program.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Second Quarter		Six Months
	2016	2015	2016	2015
Gulfstream Green Deliveries (units):
Large-cabin aircraft	25	29	50	56
Mid-cabin aircraft	6	7	12	14
Total	31	36	62	70
Gulfstream Outfitted Deliveries (units):
Large-cabin aircraft	27	33	46	58
Mid-cabin aircraft	7	8	15	15
Total	34	41	61	73
Pre-owned Deliveries (units):	4	4	5	5

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